Ex 10.1

Separation AND Release Agreement

This Separation and Release Agreement (this “Agreement”) is made and entered into by and between Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), and Joyce LaViscount (“Executive”).  Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in the Employment Agreement between Executive and the Company dated October 19, 2015, as amended (the “Employment Agreement”).

Recitals

Whereas, Executive is effectuating, and the board of directors of the Company (the “Board”) is accepting, a termination for Good Reason (as defined in the Employment Agreement) of Executive’s employment with the Company;

Whereas, accordingly, and in exchange for the promises set forth in this Agreement, Executive will be deemed to have, effective as of July 20, 2021 (the “Separation Date”), resigned from all of her positions as an officer and employee of the Company and all of the Company’s subsidiaries and affiliates; and

Whereas, the Company and Executive (collectively, the “Parties” and each, without distinction, a “Party”) desire to settle fully and finally all obligations to Executive that the Company may have of any nature whatsoever as a result of Executive’s resignation, as well as (subject to certain limited exceptions expressly set forth in this Agreement) any asserted or unasserted claims that Executive may have against the Company, its subsidiaries or any other Company Released Parties (as defined below), all pursuant to and in accordance with the terms and conditions of this Agreement.

Agreement

Now, Therefore, in consideration of this Agreement and the mutual promises set forth in this Agreement, the Parties agree as follows:

Article 1
EMPLOYMENT SEPARATION

1.1Separation of Employment.  Executive acknowledges and confirms that, effective as of the Separation Date, Executive is resigning from all of her positions as an officer and employee of the Company and all of the Company’s subsidiaries and affiliates.  The Company shall pay Executive’s compensation for hours worked through the Separation Date, subject to withholding and payable in accordance with the Company’s payroll practices.  In addition, the Company will reimburse Executive for Executive’s documented business expenses incurred through the Separation Date that are reviewed and approved according to the Company’s policy and pay any other amounts required by law.  Executive will receive the foregoing payments regardless of whether she signs this Agreement.

1.2Separation Consideration.  As consideration for Executive’s agreements and releases set forth herein, and provided that this Agreement has become effective in accordance with Section 2.2, the Company will pay Executive a total of $442,150, less required deductions and withholdings, in equal monthly installments of $36,845.83 (and a final payment of $36,845.87) during the twelve (12) month period following the Separation Date.  The installment payments will be made on the first payroll date of each month, beginning in August 2021.  If the revocation period referenced in Section 2.2 has not expired prior to the first installment payment date in August 2021, then the first installment payment will be made on the next payroll date after the expiration of the revocation period.  In addition to the foregoing, if Executive timely and accurately elects to continue health benefits under Pennsylvania’s “Mini-COBRA” law (Act 2 of 2009), the Company will pay the premiums for such continued benefits directly to the applicable benefit carrier from the Separation Date through the earliest of: (a) the date that is nine (9) months after the Separation Date; and (b) the date Employee becomes eligible for health insurance benefits from a subsequent employer.  Executive agrees to notify the Company within ten (10) days after Executive becomes eligible for health insurance benefits under any other employer’s medical plan.

1.3Clawback.  Executive acknowledges and agrees that, pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 954”), certain payments received by Executive prior to the Separation Date, to the extent covered by Section 954, may be subject to “clawback” in the event the Company is required to prepare an accounting restatement of its applicable financial statements due to the Company’s material noncompliance with applicable financial reporting requirements.  Executive agrees to promptly return to the Company the amount of any compensation paid to Executive that is required to be forfeited in accordance with Section 954.

1.4Conflict with Other Agreements and Obligations.  In the event of any conflict of the provisions between this Agreement and the Employment Agreement, the provisions set forth in this Agreement shall control.  The Parties acknowledge that Executive holds certain equity interests or the rights to purchase equity interests in the Company, and all such interests will continue to be governed by the applicable plan documents and agreements, except as set forth in Section 1.7.

1.5Acknowledgement.  Except as provided in this Article 1, the Parties acknowledge and agree that Executive is not, and shall not after the Separation Date, be eligible for any additional payment by the Company of any bonus, salary, vacation pay, retirement pension, severance pay, back pay, or other remuneration or compensation of any kind in respect of employment by the Company.  Executive acknowledges and agrees that she does not meet the standard for being listed as an inventor on any of the Company’s patents and/or patent applications.  The Parties further acknowledge and agree that: (a) any right that Executive may have to claim a defense and/or indemnity for liabilities to or claims asserted by third parties in connection with her activities as an officer, director or employee of the Company is unaffected by her separation and shall remain in effect in accordance with its terms; and (b) Executive remains bound by, and will strictly comply with, her post-employment obligations set forth in the Employment Agreement.

1.6Cooperation and Assistance.  Executive agrees to return to the Company all Company documents and materials, apparatus, equipment and other physical property in Executive’s possession, including the Company mailbox key and the Company laptop in her possession, within seven (7) days of signing this Agreement and in the manner directed by the Board or its designee.  Executive may retain the Company phone in her possession, and the Company will cooperate with Executive and execute any necessary documents to port the phone number for such Company phone to Executive.  Executive will also provide the Company with the materials and information to access the Company storage site, including any keys and/or combinations to the facility.  Executive shall promptly deliver to Dane C. Andreeff at dane@heliusmedical.com all correspondence and any inquires that Executive receives (including the contents of any telephone calls or emails received by Executive) from any third party concerning any issue of material significance to the Company.  The Company will return any personal effects of Executive and will allow Executive to retrieve the treadmill contained in the Company storage unit within fourteen (14) days of the complete execution of this Agreement.

1.7Company Securities.  As of the Separation Date, the Company and Executive acknowledge and agree that Executive is the holder of: (a) 9,576 shares of the Company’s Class A Common Stock (the “Executive Common Stock”); (b) a warrant exercisable for 544 shares of the Company’s Class A Common Stock on the terms and conditions set forth therein (the “Executive Warrant”); and (c) options to purchase 28,629 shares of the Company’s Class A Common Stock, in the aggregate, on the terms and conditions set forth therein (the “Executive Stock Options”, together with the Executive Common Stock and the Executive Warrant, the “Executive Securities”).  In accordance with Section 5.1.1 of the Employment Agreement, there shall be accelerated vesting of Executive’s unvested options, such that Executive will have vested in all of her unvested options as of the Separation Date, with such options being exercisable through October 18, 2022 (i.e., one year plus 90 days from the Separation Date).  The Executive Securities will otherwise continue to be subject to the applicable plan documents and agreements.  Executive ratifies and confirms to the Company that the Executive Securities constitute the totality of the equity and debt securities of the Company and any of the Company’s subsidiaries or affiliates beneficially owned by Executive or to which Executive otherwise has rights as of the date of this Agreement.

1.8Statement Regarding Resignation; SEC Matters. Executive acknowledges that the Company is obligated to report the terms of this Agreement on a Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”), within four (4) business days after the Parties’ execution of this Agreement (the “8-K Statement”).  The Company agrees to share the form of the 8-K Statement with Executive prior to filing it, and the 8-K Statement will summarize the terms and conditions of this Agreement and indicate that Executive resigned her employment for Good Reason under the Employment Agreement.  Executive will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the SEC as they relate to required information with respect to Executive.  Further, Executive will remain in compliance with the terms of the Company’s insider trading policy with respect to purchases and sales of the Company’s securities.  Executive acknowledges and agrees that the Company is required to file a copy of this Agreement with the SEC.

Article 2
RELEASE

2.1Release of Claims.  In consideration for the separation consideration set forth in this Agreement, Executive, on behalf of herself, her heirs, executors, legal representatives, spouse and assigns (“Executive Releasing Parties”), hereby fully and forever releases the Company and its respective past and present officers, directors, employees, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor corporations and assigns, attorneys and insurers (the “Company Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred through the date that Executive signs this Agreement, including, without limitation, any and all claims:

(a)which arise out of, result from, or occurred in connection with Executive’s employment by the Company or any of its affiliated entities, the termination of that employment relationship, any events occurring in the course of that employment, or any events occurring prior to the execution of this Agreement;

(b)for wrongful discharge, discrimination, harassment and/or retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; slander, libel or invasion of privacy; violation of public policy; fraud, misrepresentation or conspiracy; and false imprisonment;

(c)(i) any and all claims for wrongful discharge of employment, and/or (ii) violation of any federal, state or municipal statute relating to employment or employment discrimination, including, without limitation, (A) Title VII of the Civil Rights Act of 1964, as amended, (B) the Civil Rights Act of 1866, as amended, (C) the Civil Rights Act of 1991, as amended, (D) the Executive Retirement and Income Security Act of 1974, as amended, (E) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), including, without limitation, by the Older Workers’ Benefit Protection Act, as amended (“OWBPA”), (F) the OWBPA, (G) the Americans with Disabilities Act of 1990, as amended, and (H) the Equal Pay Act;

(d)under common law or state statute including, but not limited to, those alleging wrongful discharge, express of implied breach of contract, negligence, invasion of privacy, intentional infliction of emotional distress, fraud, defamation, or violations of the Pennsylvania Human Relations Act and the Pennsylvania Whistleblower Law, each as amended together with all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released;

(e)for back pay or other unpaid compensation;

(f)relating to equity of the Company; and/or

(g)for attorneys’ fees and costs.

Executive represents that she has not filed, and will not file, any lawsuit, arbitration, or other claim against any of the Company Released Parties regarding any released claim.  Executive states that she knows of no violation of state, federal, or municipal law or regulation by any of the Company Released Parties, and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation.  Executive agrees she shall not receive any monetary damages, recovery and/or relief of any type related to any released claim(s), whether pursued by Executive or any governmental agency, other person or group;

provided that nothing in the Agreement prevents Executive from participating in the whistleblower program maintained by the SEC and receiving a whistleblower award thereunder.

2.2Acknowledgment of Waiver of Claims under ADEA.  Executive acknowledges that she is waiving and releasing any rights she may have under the OWBPA, the ADEA, and that this waiver and release is knowing and voluntary.  Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled.  Executive further acknowledges that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least twenty-one (21) days within which to consider this Agreement and that if she signed this Agreement before expiration of that twenty-one (21) calendar day period, she did so knowingly and voluntarily and with the intent of waiving her right to utilize the full twenty-one (21) calendar day consideration period; and (c) she has seven (7) days following her execution of this Agreement to revoke the Agreement (the “Revocation Period”).  Communication of any such revocation by Executive to the Company shall be provided in writing and mailed by certified or registered mail with return receipt requested and shall be addressed to the Company at its principal corporate offices to the attention of the Chairman of the Company’s Board.  This Agreement shall not be effective until the Revocation Period has expired.

2.3No Admission of Liability.  Neither this Agreement nor any statement contained herein shall be deemed to constitute an admission of liability of either Party or the Company Released Parties.  This Agreement’s execution and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement or the Employment Agreement.

2.4Non-Disparagement.  Executive remains bound by the non-disparagement obligation set forth in Section 7.2 of the Employment Agreement.  In addition, Executive agrees not to make any disparaging remarks about Dane Andreeff, Jeff Mathiesen, or any members of the Board, nor will she do anything to cast those individuals in a negative light.  The Company, in any statement to a third party through Dane Andreeff, Jeff Mathiesen, or any member of the Board, will not make any disparaging remarks about Executive, nor will it do or say anything to cast Executive in a negative light.  The foregoing restrictions do not apply to any truthful statements in any legal proceedings or in statements to any government agency, including the SEC.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of Executive.  Executive warrants and represents to the Company that she:

(a)has been advised to consult with legal counsel in entering into this Agreement;

(b)has entirely read this Agreement;

(c)has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims;

(d)has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement;

(e)is the only person (other than her heirs) who is or may be entitled to receive or share in any damages or compensation on account of or arising out of her relationship with, or providing services to, the Company or any of its affiliated entities, the termination of that relationship or services, any actions taken in the course of that relationship or services, and any events related to that relationship or services or occurring prior to the execution of this Agreement;

(f)understands and agrees that in the event any injury, loss, or damage has been sustained by her which is not now known or suspected, or in the event that the losses or damage now known or suspected have present consequences not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties herein released, and that this Agreement shall apply to all such unknown or unsuspected injuries, losses, damages or consequences; and

(g)expressly acknowledges that her entry into this Agreement is in exchange for consideration in addition to anything of value to which she is already entitled.

3.2Authority.  Executive represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement.  Executive has not assigned any claim released under this Agreement, and there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

3.3No Other Representations.  Neither Party has relied upon any representations or statements made by the other Party hereto that are not specifically set forth in this Agreement.

Article 4
MISCELLANEOUS

4.1Severability.  Should any provision of this Agreement be declared or be determined by any arbitrator or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

4.2Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive’s relationship with the Company and her compensation by the Company, including without limitation the Employment Agreement, provided, however, that this Agreement does not supersede or modify any continuing obligations of Executive under the Employment Agreement that do not conflict with the terms and conditions of this Agreement, and all of the agreements entered into by Executive with respect to her equity interests or the rights to purchase equity interests, all of which shall continue in full force and effect except as modified here.  This Agreement may only be amended by a writing signed by Executive and the Company.

4.3Assignment.  This Agreement may not be assigned by Executive without the prior written consent of the other party.  The Company may assign this Agreement without Executive’s consent in connection with a merger or sale of its assets and/or to a corporation controlling, controlled by or under common control with the Company.  This Agreement shall inure to the benefit of, and be binding upon, each Party’s respective heirs, legal representatives, successors and assigns.

4.4Governing Law; Consent to Jurisdiction, Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Pennsylvania, without regard to its principles of conflicts of laws.  Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Pennsylvania for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under the Employment Agreement.  Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.  In addition, should it become necessary for the Company to seek to enforce any of the covenants contained in this Agreement through any legal, administrative or alternative dispute resolution proceeding, Executive shall reimburse the Company for its reasonable fees and expenses (legal costs, attorneys’ fees and otherwise) related thereto.

4.5Section 409A.  The provisions of this Agreement shall be interpreted and applied in such a manner that all payments required to be made hereunder either comply with Section 409A of the Code or are exempt from the requirements of Section 409A of the Code.  Any reimbursement of expenses to which the Executive is entitled under this Agreement shall, if subject to Section 409A of the Code, be made within the time period and be subject to the other terms and conditions prescribed in the Employment Agreement.  To the extent that any amounts payable hereunder are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, such amounts shall be subject to such additional rules and requirements as specified by the Company from time to time in order to comply with Section 409A of the Code.  Each separately identified payment hereunder is to be treated as a “separate payment” for purposes of Section 409A of the Code.  Notwithstanding the foregoing, neither the Company nor any other person guarantees that any particular federal or state income, payroll, personal property or other tax consequence will result under this Agreement, and neither the Company nor any other person shall be liable for any federal or state tax consequence resulting from this Agreement.

4.6Counterparts/Electronic Execution and Delivery.  This Agreement may be executed in one or more counterparts and by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument.  Signatures of the Parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes.  The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Pennsylvania Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any Party hereto or to any such agreement or instrument, the other Party hereto or thereto will re-execute original forms thereof and deliver them to the other Party. No Party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Signatures on the Following Page

The Parties have executed this Separation and Release Agreement as of the date set forth below.

THE COMPANY: Helius Medical Technologies, Inc. /s/ Dane Andreeff Name:Dane Andreeff Title:President & CEO	EXECUTIVE: /s/ Joyce LaViscount Joyce LaViscount Date: 8/17/2021

Signature Page

to Separation and Release Agreement